Exhibit 99.10

CONTACTS:

Magma Design Automation Inc.:
Gregory C. Walker	Milan G. Lazich
Chief Financial Officer	Vice President, Corporate Marketing
(408) 864-2000	(408) 864-2023
gwalker@magma-da.com	milan.lazich@magma-da.com

MAGMA REPORTS RECORD REVENUE & EARNINGS FOR FOURTH QUARTER OF FISCAL 2003

Revenue of $20.5 million, Pro Forma Earnings Per Share of $0.13

CUPERTINO, Calif., April 29, 2003 –– Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced financial results that included record revenue and profitability for its fiscal year 2003 fourth quarter, which ended March 31, 2003.

For the fourth quarter, Magma reported record revenue of $20.5 million, compared to $16.2 million for the year-ago fourth quarter ended March 31, 2002, an increase of 26 percent. Magma reported pro forma net income for the fourth quarter of fiscal 2003, excluding certain non-cash charges, of $4.1 million, or $0.13 per share (diluted), both of which are records for the company. This compares to a pro forma net income of $1.0 million, or $0.03 per share (diluted), for the fourth quarter of fiscal 2002, ended March 31, 2002. Pro forma net income for the fourth fiscal quarter reflects reported net income excluding the effects of amortization of capitalized software, amortization of deferred stock-based compensation, and impairment reflecting a write-down of equity investments. A reconciliation of the GAAP to pro forma results is included in this press release.

In accordance with generally accepted accounting principles (GAAP), Magma reported net income attributed to common shareholders of $2.6 million, or $0.08 per share (diluted), for the quarter, compared to a net loss attributed to common shareholders of ($1.2) million, or ($0.04) per share (diluted), for the fourth quarter ended March 31, 2002.

For the fiscal year ended March 31, 2003, Magma reported revenue of $75.1 million, compared to $46.4 million for the fiscal year ended March 31, 2002, an increase of 62 percent. Magma reported pro forma net income, excluding certain non-cash charges, of $11.3 million, or $0.35 per share (diluted), for the

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Magma Reports Financial Results for 4Q FY03	Page 2

fiscal year ended March 31, 2003. This compares to a pro forma net loss of ($8.6) million, or ($0.50) per share (diluted), for the fiscal year ended March 31, 2002. In accordance with GAAP, Magma reported net income attributed to common shareholders of $3.1 million, or $0.10 per share (diluted), for the recently completed fiscal year, compared to a net loss attributed to common shareholders of ($35.8) million, or ($2.07) per share (diluted), for the fiscal year ended March 31, 2002. Pro forma net income for the fiscal year reflects reported net income (loss) excluding the effects of amortization of capitalized software, costs related to settlement of litigation, restructuring charges, amortization of deferred stock-based compensation, impairment reflecting a write-down of equity investments, non-cash interest and non-cash preferred stock dividend. A reconciliation of the GAAP to pro forma results is included in this press release.

“We’re pleased to announce such solid financial results this quarter, especially given the current economic climate,” said Rajeev Madhavan, chairman and CEO of Magma. “We are particularly proud of the fact we have added at least 10 new logos to our customer list in each of the last three quarters. We attribute this to our continuing focus on developing software – such as Blast Create, which we announced yesterday – that provides our customers with leading technology for IC implementation, the best design flow to complete their chips.”

Business Outlook

For Magma’s fiscal 2004 first quarter, which will end June 30, 2003, the company expects total revenue in the range of $21.5 million to $23.5 million. Pro forma EPS is expected to be in the range of $0.11 to $0.15, with GAAP EPS in the range of $0.04 to $0.08. A schedule showing a reconciliation of the business outlook for GAAP to pro forma EPS is included in this release. More detailed information on the company’s guidance is available in the Investor Info section of the Magma website at www.magma-da.com.

Conference Call

Magma will discuss the financial results for the recently completed quarter and fiscal year, including guidance going forward, during a live webcast and earnings call today at 5 p.m. EDT (2 p.m. PDT). The call will be available live by both webcast and conference call. To listen live via webcast, go to Magma’s website at www.magma-da.com and visit the “Investor Info” section. To listen live via telephone call either of the numbers below:

United States & Canada:	(800) 679-1654, conference ID #9381709
Outside U.S. & Canada:	(706) 679-4641, conference ID #9381709

Following completion of the call, a replay of the webcast will be available at www.magma-da.com through May 6, 2003. Those without sInternet access may listen to a replay of the call by telephone:

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Magma Reports Financial Results for 4Q FY03	Page 3

United States & Canada:	(800) 642-1687, conference ID #9381709
Outside U.S. & Canada:	(706) 645-9291, conference ID #9381709

The telephone replay will be available from 6 p.m. PDT today through May 6, 2003.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements in the “Business Outlook” section, and statements regarding engagements with new and existing customers; Magma’s continuing leadership in the IC implementation area; and wins and record bookings as a result of its technology advantages, are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: increasing competition in the EDA market; the impact of the economic recession; the impact of SARS on business activities in Asia; effects terrorist activities or events in the Middle East may have on Magma, its customers and industry; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; weakness in the semiconductor or electronic systems industries; the ability to successfully manage the company’s expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s Form 10-Q for the quarter ended December 31, 2002 filed with the Securities and Exchange Commission (“SEC”) on February 7, 2003, and from time to time in Magma’s SEC reports. Magma undertakes no obligation to update these forward-looking statements.

About Magma

Magma software is used to design fast, multimillion-gate integrated circuits, providing the “Fastest Path from RTL to Silicon”™ to enable chip designers to reduce the time required to produce complex ICs. Magma’s products for prototyping, synthesis, and place & route provide a single executable for RTL-to-GDSII chip design. The company’s Blast Create™, Blast Fusion™, Blast Fusion APX™, Blast Plan™ and Blast Noise® products utilize Magma’s proprietary FixedTiming® methodology and single data model architecture to reduce the timing-closure iterations often required between the logic and physical processes in conventional IC design flows.

Magma maintains headquarters in Cupertino, Calif., as well as sales and support facilities in Silicon Valley, Los Angeles, Orange County and San Diego, Calif.; Boston, Mass.; Durham, N.C.; Austin and

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Magma Reports Financial Results for 4Q FY03	Page 4

Dallas, Texas; Newcastle, Wash.; and in Canada, China, France, Germany, India, Israel, Japan, Korea, the Netherlands, Taiwan and the United Kingdom. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Blast Fusion, Blast Noise, FixedTiming and Magma are registered trademarks and Blast Create, Blast Fusion APX, Blast Plan and “Fastest Path from RTL to Silicon” are trademarks of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

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Magma Reports Financial Results for 4Q FY03	Page 5

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	March 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$64,756	$78,478
Short-term investments	3,059	13,468
Accounts receivable, net	19,223	17,601
Prepaid expenses and other current assets	3,028	1,327

Total current assets	90,066	110,874
Property and equipment, net	5,808	7,252
Long-term Investments	27,882	—
Other assets	3,123	1,583

Total assets	$126,879	$119,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,386	$1,777
Accrued expenses	7,112	9,441
Deferred revenue, current	12,539	15,617

Total current liabilities	21,037	26,835
Other long-term liabilities	72	130

Total liabilities	21,109	26,965
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	228,400	223,450
Deferred stock-based compensation	(1,638)	(7,161)
Notes receivable from stockholders	(2,037)	(1,936)
Accumulated deficit	(118,540)	(121,612)
Treasury stock at cost	(408)	—
Accumulated other comprehensive income	(10)	—

Total stockholders’ equity	105,770	92,744

Total liabilities and stockholders’ equity	$126,879	$119,709

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Magma Reports Financial Results for 4Q FY03	Page 6

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME (LOSS)

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31, 2003				For the Three Months Ended March 31, 2002
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue:
Licenses	$18,321	$—		$18,321	$12,344	$—		$12,344
Services	2,208	—		2,208	3,889	—		3,889

Total revenue	20,529			20,529	16,233			16,233
Cost of revenue	2,602	(131	) A	2,471	2,624	—		2,624

Gross profit	17,927	131		18,058	13,609	—		13,609

Operating expenses:
Research and development	4,610	—		4,610	4,759	—		4,759
Sales and marketing	6,629	—		6,629	6,318	—		6,318
General and administrative	2,412	—		2,412	1,910	—		1,910
Restructuring costs	—	—		—	—	—		—
Amortization of stock-based compensation	718	(718	) B	—	2,188	(2,188	) B	—

Total operating expenses	14,369	(718)		13,651	15,175	(2,188)		12,987

Operating income (loss)	3,558	849		4,407	(1,566)	2,188		622

Interest income (expense):
Interest income	394	—		394	517	—		517
Other income (expense)	(533)	573	C	40	—	—		—
Interest income (expense), net	(139)	573		434	517	—		517

Net income (loss) before income taxes	3,419	1,422		4,841	(1,049)	2,188		1,139
Income taxes	(772)	—		(772)	(137)	—		(137)

Net income (loss) attributed to common shareholders	$2,647	$1,422		$4,069	$(1,186)	$2,188		$1,002

Net income (loss) per common share – basic	$0.09			$0.13	$(0.04)			$0.03

Net income (loss) per common share – diluted**	$0.08			$0.13	$(0.04)			$0.03

Pro forma shares outstanding:
Basic	30,785			30,785	29,397			29,397

Diluted**	31,542			31,542	29,397			32,797

A	Non-cash amortization of capitalized software
B	Non-cash amortization of deferred stock based compensation
C	Impairment write-down of equity investment.

**	Gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury stock method and redeemable convertible preferred stock using the as-if-converted method.

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Magma Reports Financial Results for 4Q FY03	Page 7

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET (INCOME) LOSS

(in thousands, except per share data)

(Unaudited)

	For the Fiscal Year Ended March 31, 2003				For the Fiscal Year Ended March 31, 2002
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue:
Licenses	$63,631	$—		$63,631	$38,175	$—		$38,175
Services	11,461	—		11,461	8,182	—		8,182

Total revenue	75,092	—		75,092	46,357			46,357
Cost of revenue	11,518	(218	) A	11,300	8,308	—		8,308

Gross profit	63,574	218		63,792	38,049	—		38,049

Operating expenses:
Research and development	18,687	—		18,687	18,238	—		18,238
Sales and marketing	25,656	—		25,656	22,928	—		22,928
General and administrative	10,680	(1,850	) B	8,830	6,033	—		6,033
Restructuring costs	727	(727	) C	—	—	—		—
Amortization of stock-based Compensation	4,830	(4,830	) D	—	6,794	(6,794	) D	—

Total operating expenses	60,580	(7,407)		53,173	53,993	(6,794)		47,199

Operating income (loss)	2,994	7,625		10,619	(15,944)	6,794		(9,150)

Interest income (expense):
Interest income	1,841	—		1,841	1,036	—		1,036
Other income (expense)	(578)	573	E	(5)	(186)	—		(186)
Interest expense – subordinated convertible promissory notes	—	—		—	(14,604)	14,604	F	—

Interest income (expense), net	1,263	573		1,836	(13,754)	14,604		850
Net income (loss) before income taxes	4,257	8,198		12,455	(29,698)	21,398		(8,300)
Income taxes	(1,183)	—		(1,183)	(288)	—		(288)

Net income (loss)	3,074	8,198		11,272	(29,986)	21,398		(8,588)
Less: preferred stock dividend	—	—		—	(5,814)	5,814 G		—

Net income (loss) attributed to common shareholders	$3,074	$8,198		$11,272	$(35,800)	$27,212		$(8,588)

Net income (loss) per common share – basic	$0.10			$0.37	$(2.07)			$(0.50)

Net income (loss) per common share – diluted **	$0.10			$0.35	$(2.07)			$(0.50)

Pro forma shares outstanding:
Basic	30,521			30,521	17,258			17,258

Diluted **	31,976			31,976	17,258			17,258

A	Non-cash amortization of capitalized acquired software
B	Costs related to settlement of litigation
C	Restructuring charges
D	Non-cash amortization of deferred stock compensation
E	Impairment write-down of equity investment
F	Non-cash interest, amortization of discount on debt instrument
G	Non-cash preferred stock dividend

**	Gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury stock method and redeemable convertible preferred stock using the as-if-converted method.

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Magma Reports Financial Results for 4Q FY03	Page 8

MAGMA DESIGN AUTOMATION, INC.

AS OF APRIL 29, 2003

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET INCOME PER SHARE

(in thousands, except per share data)

(Unaudited)

Quarter Ended June 30, 2003
GAAP diluted net income per share	$0.04 to $0.08
Amortization of capitalized acquired software	$0.004
Amortization of deferred stock compensation	$0.07
Pro Forma diluted net income per share	$0.11 to $0.15

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